UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2017

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35846	47-0777362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 27, 2017, West Corporation (“West” or the “Company”) entered into Supplemental Indenture No. 4 (the “Supplemental Indenture”) to the Indenture, dated as of July 1, 2014 (as amended and/or supplemented pursuant to (i) Supplemental Indenture No. 1, dated as of August 13, 2014, among Reliance Intermediate, Inc., Reliance Holding, Inc., Reliance Communications, LLC, Health Advocate, Inc., WellCall, Inc., Human Management Services, Inc., Corporate Care Works, Inc., Rx Advocate, Inc., the Issuer and the Trustee, (ii) the Supplemental Indenture, dated as of January 29, 2015, among West Claims Recovery Services, LLC, West Revenue Generation Services, LLC, Cobalt Acquisition Company, LLC, the Issuer and the Trustee and (iii) the Supplemental Indenture, dated as of February 12, 2016, among ClientTell, Inc., ClientTell Lab, LLC, the Issuer and the Trustee, the “Indenture”) with respect to the Company’s 5.375% Senior Notes due 2022.

The Supplemental Indenture amended the Indenture pursuant to Section 9.01 of the Indenture to correct language inadvertently omitted from Section 4.07 of the Indenture. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.01 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.01	Supplemental Indenture No. 4, dated as of March 27, 2017, among West Corporation, the guarantors named on the signature pages thereto, and the Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to 5.375% Senior Notes due 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: March 31, 2017	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.01	Supplemental Indenture No. 4, dated as of March 27, 2017, among West Corporation, the guarantors named on the signature pages thereto, and the Bank of New York Mellon Trust Company, N.A., as Trustee with respect to 5.375% Senior Notes due 2022